EXHIBIT 8

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

1. Limco-Airepair International, Inc. our 100% owned subsidiary is located in Tulsa, Oklahoma.

2. Piedmont Aviation Component Services, LLC, our 100% owned subsidiary is located in Kernersville, North Carolina